EXHIBIT 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the AirTran Holdings, Inc. 2002 Long-Term Incentive Plan of our report dated January 28, 2002, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Atlanta, Georgia
February 14, 2003